Exhibit (a)(5)(B)

COLLABRIUM JAPAN ACQUISITION CORPORATION
Announces Results of Tender Offer

London, England, April 24, 2014 – Collabrium Japan Acquisition Corporation (NASDAQ: JACQ; JACQW; JACQU) (“Collabrium” or the “Company”) today announced the results of its tender offer to purchase up to 1,218,549 of its ordinary shares at the tender offer price of $10.32619 per share. The tender offer expired at 11:59 p.m., New York City time, on April 23, 2014. Based upon information provided by Continental Stock Transfer & Trust Company, the depositary for the tender offer, as of the expiration of the tender offer, a total of 9 ordinary shares have been validly tendered and not properly withdrawn for a total purchase price of approximately $92.94. Such ordinary shares represent less than 1% of the Company’s issued and outstanding ordinary shares as of April 23, 2014. Payment for ordinary shares accepted for purchase will be made promptly.

Koji Fusa, the Company’s Chief Executive Officer stated, “We are pleased that so many shareholders did not accept the tender offer and made the decision to retain the right to participate in an initial business combination that we may ultimately pursue.”

Morrow & Co., LLC acted as the Information Agent for the tender offer.  For questions and information, please call the Information Agent toll free at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

About Collabrium

Collabrium Japan Acquisition Corporation is a blank check company organized for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or any other similar business combination with, one or more businesses or entities. The Company’s efforts to identify a prospective target business are not limited to any particular industry or geographic region.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. When used in this release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “potential” and “should,” as they relate to the Company are intended to identify these forward-looking statements. All statements by the Company regarding the possible or assumed future results of its business, financial condition, liquidity, results of operations, plans and objectives and similar matters are forward-looking statements. These forward-looking statements are based on information available to Collabrium as of the date hereof and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Collabrium’s views as of any subsequent date. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: Collabrium’s ability to consummate an initial business combination; the ability to meet the Nasdaq listing standards, including having the requisite number of shareholders; potential changes in the legislative and regulatory environments; and potential volatility in the market price of the ordinary shares. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. Except as may be required pursuant to applicable securities laws, Collabrium undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise.

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Company Contact:
Koji Fusa
Collabrium Japan Acquisition Corporation
44-20-7408-4710

Information Agent:
Morrow & Co., LLC
470 West Avenue, 3rd Floor
Stamford, Connecticut 06902
Telephone: (800) 662-5200
Banks and Brokerage Firms: (203) 658-9400
collabrium.info@morrowco.com